Exhibit 10.7

AC IMMUNE SA / AC IMMUNE AG / AC IMMUNE LTD

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 13, 2013

1.	GENERAL.

(a) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Incentive Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide the means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Shares through the granting of Incentive Awards.

(b) Eligible Incentive Award Recipients. The persons eligible to receive Incentive Awards are Directors, Employees and persons in a similar situation according to article 3b par. 2 of the Articles of Incorporation.

(c) Available Incentive Awards. The Plan provides for the grant of the following Incentive Awards: (i) Option Awards and (ii) Share Awards.

(d) Incentive Award Agreement. The grant of Incentive Award under the Plan and the terms and conditions thereof shall be formalized by an Incentive Award Agreement that shall be duly signed by the Company and the Participant in such form as the Board shall from time to time determine.

(e) Formal Requirements. A Participant who is granted an Incentive Award will have no rights with respect to such Incentive Award unless the Participant accepts the grant by returning to the Company a signed copy of the Incentive Award Agreement. The promise to grant an Incentive Award, or the attribution of an Incentive Award in any document other than in an Incentive Award Agreement, shall not be considered as a valid grant of an Incentive Award until it is formalized in an Incentive Award Agreement.

(f) Qualification of Incentive Award. Any options and/or shares granted under this Plan to Employees qualify as a voluntary benefit (gratification) granted at the discretion of the Board as described under section 1(g) and shall under no circumstances be regarded as salary (salaire).

(g) No right to be granted Incentive Awards. Neither the establishment of the Plan, nor the granting of Incentive Awards, nor the payments of any dividends nor any action of the Company or of the Board shall be held or construed to confer upon any Employee, Director or Participant any legal right to be granted Incentive Awards. The grant of Incentive Awards gives no rights to be granted further Incentive Awards.

2.	ADMINISTRATION.

(a) Administration by the Board. The Board shall administer the Plan. The Board may delegate all or part of its responsibilities as administrator of the Plan to any other corporate body, committee or individual as it deems appropriate, within the limits set by Article 716a CO, the Articles of Incorporation and the Plan.

(b) Powers of the Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To grant Incentive Awards and determine on that occasion in particular:

(A) which of the persons eligible under the Plan shall be granted Incentive Awards;

(B) when each Incentive Award shall be granted;

(C) what type or combination of types of Incentive Award shall be granted;

(D) the provisions of each Incentive Award granted (which need not be identical), including but not limited to (i) regarding an Option Award, the Exercise Price, the terms and conditions of the Vesting and the right of repurchase and (ii) regarding a Share Award, the right of repurchase and the transferability restriction of the Shares;

(E) the number of Options and/or Shares to be granted to the persons eligible under the Plan.

(ii) To approve the forms of Incentive Award Agreements for use under the Plan.

(iii) To construe and interpret the Plan and Incentive Award Agreements granted under it.

(iv) To amend the Plan and/or the terms of any one or more Incentive Award Agreements in any respect the Board deems necessary or advisable, provided however that rights under any Incentive Award Agreements granted before amendment of the Plan and/or of the Incentive Award Agreement shall not be impaired by any amendment of the Plan and/or of the Incentive Award Agreement unless (1) all adversely affected Participants consent in writing or (2) the aggregate economic value of the Incentive Awards held by all Participants has not decreased as a result of such amendment. The amendments may in particular consist of:

- the reduction of the Exercise Price of any outstanding Option under the Plan;

- the cancellation of any outstanding Option under the Plan and the grant in substitution therefore of (1) a new Option under the Plan or another equity plan of the Company covering the same number of Shares, (2) a Share Award (as determined by the Board, in its sole discretion)

- the acceleration of the time at which an Option Award may first be exercised or the time during which an Option Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option Award Agreement stating the time during which it will vest or the time at which it may first be exercised; for the sake of clarity, the Board may decide this acceleration in any circumstances including but not limited to any kind of Corporate Transaction or IPO.

- the termination or the reduction of the scope of any provisions regarding a transferability restriction and/or a right of repurchase provided for in an Incentive Award Agreement.

(v) To establish, amend and revoke rules and regulations for the administration of the Plan.

(vi) To determine the Fair Market Value applicable to Shares, if necessary.

(vii) To settle all controversies and disputes that may arise in connection with the Plan and/or any Incentive Award Agreement granted under it, within the limits provided by applicable law.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees or Directors who are foreign nationals, employed outside Switzerland or otherwise subject to foreign taxation.

(ix) To suspend or terminate the Plan at any time.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Incentive Award Agreements.

(c) Effect of the Board’s Decision. The determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. The Plan is based on the provision of the Articles of Incorporation regarding the conditional increase of the share capital. Shares may also be made available to Participants from Shares otherwise owned by or made available to the Company, such as Shares reacquired by the Company as per the terms and conditions of applicable law. The Board shall determine in its sole discretion whether the Participant shall receive a newly issued Share or an existing Share owned by or made available to the Company.

(b) Share Award and conditional capital. Even if the Company owns part of its Shares, the Board may decide at its sole discretion that the grant of the Shares will occur by means of the grant of Options exercisable in connection with the conditional capital increase mentioned in Section 3(a) above. Such grant of Options under the Plan and the terms and conditions thereof shall be formalized in the Share Award Agreement. Unless otherwise decided by the Board: the Option shall be exercised immediately; the Exercise Price shall be determined by the Board and shall not be lower than the par value of the Shares; the quantity of Options shall be determined by the Board and each Option shall entitle to subscribe or purchase one Share. The exercise of the Options shall be contingent upon (i) the signature by the Company and the Participant of the Share Award Agreement, (ii) the signature by the Participant of a written notice of exercise that shall be established by the Board, (iii) the payment of the Exercise Price, (iv) the unconditional adhesion to the Shareholders’ Agreement and (v) the signature and/or execution of any other agreement requested by the Board providing for certain protections for the Company and its other shareholders. At the Board’s discretion, the Share Award Agreement and the notice of exercise may be brought together in one sole document. If the Exercise Price is not paid at least 5 business days after the signature of the abovementioned documents, the options shall lapse and the Participant will no longer have any rights according to this Plan and to the Share Award Agreement and the other documents signed in connection with the Share Award. For the sake of clarity, the Participant shall acquire all shareholders’ rights when the abovementioned documents are signed and the Exercise Price is paid.

(c) Reversion of Shares or Options to the Share Reserve. If any Shares issued pursuant to an Incentive Award are repurchased by the Company pursuant to Sections 4(j) and 7(b) then the repurchased Shares shall again become available for issuance under the Plan. If any Options granted pursuant to an Option Award Agreement are forfeited because of the failure to meet a contingency or condition required to vest such Options in the Participant, then the shares of conditional capital underlying such forfeited Options shall again become available for the grant of Options and/or Shares under the Plan.

(d) Type of Shares. The Shares issuable under the Plan shall be ordinary registered Shares of the Company.

4.	PROVISIONS RELATING TO OPTIONS.

Each Option Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Option Award Agreements need not be identical. In principle, each Option Award Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Option Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Award Agreement.

(b) Exercise Price. The Exercise Price of the Share covered by each Option shall be determined at the sole discretion of the Board and shall not be lower than the par value of the Shares.

(c) Consideration for Options. The Exercise Price shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The permitted methods of payment are as follows: (i) in Swiss Francs, by wire transfer on a bank account to be indicated by the Company, or (ii) in any other form of legal consideration that may be acceptable to the Board and complying with applicable law.

(d) Exercise of Options. An Option shall be exercised by giving written notice to the Company at its principal office address, or to the Company’s designee (in particular to the bank in charge of the execution of the capital increase as per article 653e par. 2 CO), together with provision for payment of Exercise Price for the Share as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Award Agreement. Such written notice shall be signed by the person exercising the Option and shall contain any representation required by the law, the Plan or the Option Award Agreement.

Before the exercise of the Options, the Participant shall sign and deliver to the Company the Shareholders Agreement. The Board may at its sole discretion impose to the Participant to sign any other agreement (as escrow agreement or any other similar agreement).

If the Company has not received the payment of the Exercise Price and the executed Shareholders Agreement 30 days after the date of receipt of the abovementioned written notice, the Board shall have the right to declare such exercised Options as terminated and thereby forfeited.

Upon evidence by the person exercising the Option that the Exercise Price has been fully paid and that all other applicable terms and conditions are fulfilled, the Company or the Company’s designee shall then reasonably promptly (i) issue and deliver the Share as to which such Option was exercised and (ii) register the Participant in the Company’s share register. The Participant may be required to endorse the Share in blank if such is required by the Shareholders’ Agreement, an escrow agreement or any similar agreement and to deposit it with an escrow agent. In determining what constitutes “reasonably promptly”, it is expressly understood that the delivery of the Shares may be delayed by the Company in order to take into account the circumstances and modalities of a Corporate Transaction or the Company’s IPO (if applicable) or to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid Shares.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be pledged, assigned or transferred except by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(ii) Divorce Settlements. Notwithstanding the foregoing, an Option may be transferred pursuant to a divorce settlement.

(iii) Beneficiary Designation. Notwithstanding the foregoing and within the limits provided by applicable law in particular with regard to the required form of such beneficiary designation, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be the beneficiary of an Option with the right to exercise the Options and receive the Shares or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Options and receive the Shares or other consideration resulting from such exercise.

(f) Vesting Generally. An Option may vest and therefore become exercisable in periodic installments that may or may not be equal or upon the occurrence of certain conditions or the attainment of stated goals or events. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary and shall be determined in the Option Award Agreement.

(g) Termination of Continuous Service with or without Cause. Except as otherwise provided in the applicable Option Award Agreement or other agreement between the Participant and the Company:

(i) Resignation or termination before the end of the first year of services. If a Participant resigns or the Company terminates before the end of such Participant’s first year of services, all Options granted to such Participant shall be forfeited and the Company shall have no further obligation under the Plan or the Option Award Agreement in connection with these Options, as of the date of receipt by the Company of the resignation from the Participant or the date of notification of the termination by the Company to the Participant. Such forfeiture of the Options shall occur even if the notice period of the Participant ends after the Participant’s first year of services.

(ii) Resignation or termination after the first year of services. In any other cases in which a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her vested Options (to the extent that the Participant was entitled to exercise such Options as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Option Award Agreement) or (ii) the expiration of the term of the Options as set forth in the Option Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option within the time specified herein or in the Option Award Agreement (as applicable), the Option shall terminate and the Company shall have no further obligation under the Plan or the Option Award Agreement. All Options that are not yet vested as of the date of termination of Continuous Service shall be forfeited, and the Company shall have no further obligation under the Plan or the Option Award Agreement. For the sake of clarity, the date of termination of service shall be the actual date of the end of the contractual relationship and not the date of the notice of termination.

(h) Disability of Participant. Except as otherwise provided in the applicable Option Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her vested Options (to the extent that the Participant was entitled to exercise such Options as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Award Agreement), or (ii) the expiration of the term of the Options as set forth in the Option Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option within the time specified herein or in the Option Award Agreement (as applicable), the Option shall terminate and the Company shall have no further obligation under the Plan or the Option Award Agreement. All Options that are not yet vested as of the date of termination of Continuous Service shall be forfeited, and the Company shall have no further obligation under the Plan or the Option Award Agreement.

(i) Death of Participant. Except as otherwise provided in the applicable Option Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Option Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the vested Options may be exercised (to the extent the Participant was entitled to exercise such Options as of the date of death) by the Participant’s heirs and successors, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Award Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified herein or in the Option Award Agreement (as applicable), the Option shall terminate and the Company shall have no further obligation under the Plan or the Option Award Agreement. The heirs and successors of the deceased Participant shall designate a common representative as a general proxy, in order to represent them towards the Company for the exercise of the Options, the issuance of the underlying Shares and any operations related hereto.

(j) Right of Repurchase. The Option Award Agreement may include a provision whereby the Company may elect to repurchase all or any part of the Shares acquired by the Participant pursuant to the exercise of the Option. The repurchase price for Shares shall be the original purchase price paid by the Participant plus 5% p.a. The Company shall be entitled to transfer any repurchase right to a nominee of its choice. The terms of any repurchase right shall be specified in the Option Award Agreement.

(k) Other Obligations of the Participant. At the Board’s request, upon exercise of any Option, the Participant shall enter into and execute a share purchase agreement and/or further specific agreements such as a shareholders’ agreement or an escrow agreement, in a form satisfactory to the Board, providing for certain protections for the Company and its other Shareholders including, but not limited to, requirements that the Participant’s or the Participant’s estate’s right to sell, transfer or dispose of the Shares may be restricted. The Participant may be required to endorse in blank the certificate incorporating his/her Shares issued upon exercise of an Option if such is required by a Shareholders’ agreement, an escrow agreement or any similar agreement. In addition, the newly issued registered Shares may be subject to transfer restrictions that may be foreseen in the Articles of Incorporation or right of repurchase according to Section 4(j) above.

5.	PROVISIONS OF SHARE AWARDS.

Each Share Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Share Award Agreements may change from time to time, and the terms and conditions of separate Share Award Agreements need not be identical. In principle, each Share Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Share Award may be awarded in consideration for (A) cash or cash equivalents, (B) past services actually rendered to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law. Notwithstanding the foregoing, as a condition to the receipt of a Share Award, the Participant may be required, at Board’s discretion, to subscribe and pay in, in cash, the Shares at not less than the par value of the Shares [i.e. CHF 5.- per Share].

(b) Restrictions. The Board may insert restrictions in the Share Award Agreement including but not limited to:

(i) Right of repurchase of the Company. The Share Award Agreement may provide for a repurchase right of the Shares in favor of the Company, that shall lapse after a maximum period of five years after the acquisition of the Shares by the Participant. The repurchase price shall be the original purchase price paid by the Participant plus 5 % p.a. The Company shall be entitled to transfer any repurchase right to a nominee of its choice. The Board decides on the principle and on the duration of the repurchase right.

(ii) Transferability restriction. The transferability of the Shares awarded under the Share Award Agreement may be limited or excluded for a maximum period of five years. The Board decides on the principle and on the duration of the transferability restriction.

The terms of any repurchase right and/or transferability restriction shall be specified in the Share Award Agreement.

(c) Termination of Continuous Service. Except as otherwise provided in the applicable Share Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (including, but not limited to, upon the Participant’s death or Disability), the Shares acquired by the Participant as of the date of termination of Continuous Service shall remain the property of the Participant (or his or her heirs or successors in case of death). The repurchase right of the Company and the transferability restrictions set forth in Section 5(b) above, if any, shall continue to be applicable. For the sake of clarity, the date of termination of service shall be the actual date of the end of the contractual relationship and not the date of the notice of termination.

(d) Other Obligations of the Participant. At the Board’s request, the Participant shall enter into and execute a share purchase/share subscription agreement and/or further specific agreements such as a shareholders’ agreement or an escrow agreement, in a form satisfactory to the Board, providing for certain protections for the Company and its other shareholders including, but not limited to, requirements that the Participant’s or the Participant’s estate’s right to sell, transfer or dispose of the Shares may be restricted. The Participant may be required to endorse in blank the certificate incorporating his/her Shares if such is required by a shareholders’ agreement, an escrow agreement or any similar agreement. In addition, the Shares may be subject to transfer restrictions that may be foreseen in the Articles of Incorporation.

(e) Dividends. Except as otherwise provided in the applicable Share Award Agreement, the Participant has the right to receive any dividend paid on his/her Shares, whether or not a restriction to the transferability is provided for in the Share Award Agreement.

6.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Incentive Award Agreements, the Company shall at all times ensure that the number of Shares required to satisfy such Incentive Awards will be available for transfer to or subscription by the beneficiaries of such Incentive Awards, by keeping such shares available, maintaining the required conditional capital or otherwise.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan (if any) such authority as may be required to grant Incentive Awards and to issue and sell Shares upon exercise of the Incentive Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Incentive Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Incentive Award or the subsequent issuance of Shares pursuant to the Incentive Award Agreement if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify. Except as otherwise provided herein, the Company shall have no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Incentive Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Incentive Award or a possible period in which the Incentive Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Incentive Award to the holder of such Incentive Award. The Participant is exclusively responsible for obtaining any and all information in connection with the Plan and/or an Incentive Award and in particular about the tax consequences the Participant has to bear in connection with the Plan and/or the Incentive Award. The Company has no obligation nor any responsibility towards him in this respect.

7.	MISCELLANEOUS.

(a) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Incentive Award unless and until (i) such Participant has satisfied all requirements for exercise of the Share Award, or the issuance of Shares thereunder, pursuant to its terms including adherence to a shareholders’ agreement or an escrow agreement, in a form satisfactory to the Board, and (ii) the Shares have been registered in the Company’s share register in the name of the Participant (or of the Participant’s survivors, as the case may be); (iii) prior to the time of exercise the Participant (a) has not induced, solicited, aided or encouraged any employee of the Company to join any other business; (b) has not directly or indirectly used, disclosed or disseminated to any other person or entity, or otherwise has employed any confidential information (including but not limited to know-how) in any medium or form.

(b) Withholding Obligations. The Company may, without any liability, provide Participants with basic guidelines of the tax consequences of the Plan. However each Participant must consult his or her personal tax advisor regarding his or her specific circumstances which may vary depending, among other things, on his or her domicile and his or her position as Participant under the Plan. The Company has no obligation nor any responsibility towards him in this respect. The Participant shall be responsible and pay, and the Participant shall indemnify and hold the Company harmless in respect of all tax liabilities (including income taxes, capital or wealth taxes, stamp duties, both on the issuance and on the transfer of shares, withholding taxes, taxes withheld at source, value added taxes and all other taxes, duties, levies or imposts payable to any competent taxing authority in any jurisdiction, as well as any interest, penalties, costs and expenses reasonably related thereto) reasonably related to the Plan, in particular with the grant, holding, vesting and/or exercise of Incentive Awards and/or issuance and/or transfer of Shares. However, the stamp duty on issuance of the Shares shall be borne by the Company. Any social security contributions levied at the grant, at the vesting or at the exercise of any Incentive Awards and/or delivery and/or transfer of Shares shall be borne by the Company and the Participant as provided by law. The Company shall have the right, at its discretion, to deduct from any payment made to the Participant under any title, or to claim repayment from the Participant who hereby formally acknowledges his/her debt in this respect of, or to retain the delivery of any shares due upon exercise until payment or repayment by the Participant of, or to sell any shares due upon exercise and set off the gain resulting of the sale against, all amounts to be borne by the Participant such as employee social contributions or tax liabilities as hereabove defined.

(c) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically.

(d) No right of Continued Employment/Contractual Relationship. Neither the establishment of the Plan, nor any Incentive Award Agreement, nor the payment of any dividends, nor any action of the Company shall be held or construed to confer upon any Participant any legal right to continue to be employed by the Company or to remain in a contractual relationship with the Company.

(e) Severability. Should any of the provisions of this Plan become, or be held to be, in whole or in part, invalid, ineffective or unenforceable, all other provisions shall remain in full force and effect. Any invalid, ineffective or unenforceable provision will be deemed to be automatically amended and replaced by valid, effective and enforceable provisions, which accomplish as far as possible the purpose and intent of this Plan with respect to the invalid, ineffective or unenforceable provision.

(f) Participant’s personal data. By participating in this Plan, the Participant authorizes the Company and/or any person or entity authorized by the Company in connection with the implementation or administration of this Plan, as often as the Company or any such other person or entity may deem necessary for the purpose of implementing or administering the Plan, and to the full extent permitted by, and in full compliance with, applicable law, to access, store or process any personal data relevant to the Plan relating to the Participant. To the extent permitted by applicable law, neither the Company, nor any other person or entity authorized by the Company in connection with the implementation or administration of this Plan, will be liable for any loss or damage, whether direct, indirect or consequential, incurred by the Participant as a result of any use of the Participant’s personal data pursuant to this Section.

8.	ADJUSTMENTS UPON CHANGES IN SHARE CAPITAL; OTHER CORPORATE EVENTS.

For the sake of clarity, the following provisions are subject to the powers of the Board provided for in Section 2 and in particular Section 2(b).

(a) Capitalization Adjustments. In the event of any share capital increase, issuance of new option rights, reduction of the share capital with reimbursement of capital contributions, share split, combination of shares or any other corporate transaction or event having similar effect, the number of Options granted to a Participant hereunder and not previously exercised may be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the Exercise Price, in the par value of the Shares and/or in the number of Shares covered by outstanding Options in order to prevent dilution or enlargement of the rights of the Participant that has been granted Options that he has not already exercised. The Board may make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution with Liquidation. Except as otherwise provided in the Option Award Agreement, in the event of a dissolution with liquidation of the Company, all outstanding Option Awards which as of such date shall not have been exercised shall terminate immediately prior to the completion of such dissolution with liquidation. The Board may, in its sole discretion, cause some or all Option Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Option Awards have not previously expired or terminated) before the dissolution with liquidation is completed but contingent on its completion. The Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Shares is providing Continuous Service.

(c) Corporate Transaction. The following provisions shall in principle apply to Incentive Awards in the event of a Corporate Transaction unless otherwise provided in the Incentive Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Incentive Award.

(i) Option Awards May Be Assumed. Except as otherwise stated in the Option Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Option Awards outstanding under the Plan or may substitute similar option awards and/or fair compensation for Option Awards outstanding under the Plan, and any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to Incentive Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Option Award or substitute a similar option award for only a portion of an Option Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Option Awards Held by Current Participants. Except as otherwise stated in the Option Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Option Awards or substitute similar option awards for such outstanding Option Awards, then with respect to Option Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the Vesting of such Option Awards shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Option Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Option Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction). In such case, no later than thirty (30) days before the expected closing of the Corporate Transaction, the Board shall deliver to all holders of Option Awards that could be exercised a notice advising such holders of the occurrence of the Corporate Transaction. Within ten (10) days from the date of such notice, the holders of Option Awards that could be exercised may exercise such Option Awards in accordance with the applicable procedure.

(iii) Option Awards Held by Persons other than Current Participants. Except as otherwise stated in the Option Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Option Awards or substitute similar option awards for such outstanding Option Awards, then with respect to Option Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Option Awards (and, if applicable, the time at which such Share Award may be exercised) shall not be accelerated and such Option Awards (other than a Option Award consisting of vested and outstanding Shares not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Option Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Option Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Option Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Option Award may not exercise such Option Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the Fair Market Value of the Shares the Participant would have received upon the exercise of the Option Award, over (B) any Exercise Price payable by such holder in connection with such exercise.

(v) Share Awards. Except as otherwise stated in the Share Award Agreement, in the event of a Corporate Transaction, any repurchase rights held by the Company in respect of Shares issued pursuant to Share Award Agreements may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. The Board may also decide to terminate any repurchase right and/or any transferability restrictions provided for in Share Award Agreements

(d) IPO. The following provisions shall in principle apply to Incentive Awards in the event of an IPO unless otherwise provided in the Incentive Award Agreement or any other written agreement between the Company or any Affiliate and the holder of the Incentive Award or unless otherwise expressly provided by the Board at the time of grant of an Incentive Award.

(i) Option Awards. On or before an IPO, the Board may determine that all vested Options and/or unvested Options shall become immediately fully vested and must be exercised. In such case, no later than thirty (30) days before the expected date of the IPO, the Board shall deliver to all holders of Options a notice advising such holders of the occurrence of the IPO (the “IPO Notice”). The IPO Notice shall be sent by e-mail and registered mail. Within ten (10) days from the date of the IPO Notice (the “IPO Exercise Deadline”), the holders of Options may exercise such Options in accordance with the procedure set forth in Section 4(d). Options that are not exercised within the IPO Exercise Deadline shall lapse and be automatically discontinued and forfeited and the Company shall have no further obligation with regard to such unexercised Options under the Plan or the Option Award Agreement.

(ii) Share Awards. Except as otherwise stated in the Share Award Agreement, in the event of an IPO, the Board may decide to terminate any repurchase right and/or any transferability restrictions provided for in Share Award Agreements.

9.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the Effective Date. No Incentive Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Incentive Award granted while the Plan is in effect except (1) with the written consent of the affected Participant or (2) the aggregate economic value of the Incentive Awards held by the Participant has not decreased as a result of such suspension or termination.

10.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

11.	CHOICE OF LAW AND JURISDICTION.

The law of Switzerland shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to its conflict of laws rules.

Any dispute arising under or in connection with the Plan shall be of the competence of the ordinary courts of Lausanne (Switzerland).

12.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any entity that owns or controls, is owned or controlled by, or is under common ownership or control with, the Company.

(b) “Articles of Incorporation” mean the articles of incorporation of the Company, as amended from time to time.

(c) “Board” means the Board of Directors of the Company or, if the Board has elected to delegate all or part of its powers under the Plan in accordance with Section 2 (a) hereof, the person to which such powers have been delegated.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Option Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(e) “Cause” shall refer to the reason for termination and is met if (i) the Participant induces, solicits, aids or encourages any employee of the Company to join any other business; (ii) the Participant directly or indirectly uses, discloses or disseminates to any other person or entity, or otherwise employs any confidential information (including but not limited to know-how) in any medium or form; (iii) the Participants operates a business for his/her own account which competes the Company, or works for or participates in a direct competitor of the Company; or (iv) the Participants has been terminated for justified motives (“justes motifs”) as referred to by Article 337 CO (applied by analogy to the agreements with Directors as the case may be) as to justify immediate termination of service. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Incentive Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “CO” means the Swiss Code of Obligations.

(g) “Company” means AC Immune SA (AC Immune AG) (AC Immune Ltd), in Ecublens, Switzerland.

(h) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a Director of an Affiliate shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or chief executive officer,. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(i) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the completion of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the assets of the Company and its subsidiaries;

(ii) the completion of a sale or other disposition of at least ninety percent (90%) of the outstanding Shares of the Company;

(iii) the completion of a merger or similar transaction following which the Company is not the surviving corporation; or

(iv) the completion of a merger or similar transaction following which the Company is the surviving corporation but the shares of the Company outstanding immediately preceding the merger or similar transaction are converted or exchanged by virtue of the merger or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j) “Director” means a member of the Board.

(k) “Disability” means permanent and total disability as defined under the Swiss federal law on invalidity insurance (LAI). The occurrence of disability and the date hereof shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances. If requested, the Participant shall be examined by a physician selected or approved by the Company, at the Company’s costs.

(l) “Effective Date” means the effective date of this Plan, which is the date this Plan is adopted by the Board.

(m) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(n) “Entity” means a corporation, partnership, limited liability company or other entity.

(o) “Exercise Price” means the price per share paid by the Optionholder to purchase the Share covered by the Option.

(p) “Fair Market Value” means, as of any date either of the following:

(i) If the Shares of the Company are listed on a stock exchange and sales prices of the Shares are regularly reported, either the average of the closing or last prices of the Share for the ten (10) consecutive trading days immediately preceding the applicable date or the closing or last price of the Share for the trading day immediately preceding the applicable date, as the Board shall determine.

(ii) If Shares of the Company are not listed on a stock exchange, but an increase of the share capital of the Company has taken place during the twelve months preceding the applicable date (last financing round), the highest price per Share paid by external investors to subscribe shares at such increase of the share capital.

(iii) In case of a Corporate Transaction being (i) a sale of a majority of the then outstanding shares in the Company: the highest price per Share paid by the acquirer as of the closing of the sale; (ii) a merger: the value per Share used to set the exchange ratio.

(iv) In all other cases, such value as the Board, in good faith, shall determine.

(q) “Incentive Award” means any right to receive Options and/or Shares granted under the Plan, including an Option Award and a Share Award.

(r) “Incentive Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Incentive Award grant, including an Option Award and a Share Award. Each Option Award Agreement and each Share Award Agreement shall be subject to the terms and conditions of the Plan.

(s) “IPO” meaning the first public offering of shares of the Company on any European or U.S. stock exchange or automated quotation system such as that operated by the National Association of Securities Dealers in the U.S., by the Swiss Stock Exchange (SIX) or by any European equivalent.

(t) “IPO Exercise Deadline” shall have the meaning set forth in Section 8(d).

(u) “IPO Notice” shall have the meaning set forth in Section 8(d).

(v) “Option” means the right of the recipient, on exercise thereof in accordance with the provisions of the Plan and the applicable Incentive Award Agreement, to subscribe or purchase one registered share of the Company with a par value of CHF 5.- at a specified Exercise Price. Each Option entitles to subscribe or purchase one Share.

(w) “Option Award Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option Award grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Option Award” means an award of Options which is granted pursuant to the terms and conditions of Section 4.

(y) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z) “Participant” means a person to whom a Incentive Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Incentive Award.

(aa) “Plan” means this AC Immune Ltd 2013 Equity Incentive Plan.

(bb) “Share” mean an ordinary registered share of the Company, with a nominal value of CHF 5.- each.

(cc) “Share Award” means any right to receive Shares granted under the Plan.

(dd) “Share Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Share Award grant. Each Share Award Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Shareholders’ Agreement” means the shareholder agreement signed by the company shareholders as amended from time to time.

(ff) “Vesting” means the date on which an Option that has been granted to a Participant becomes fully exercisable (“vested”), the exercise hereof being subject to the terms and conditions set forth in the Plan, in particular its Section 4(f).

AC Immune SA:

/s/ Andrea Pfeifer	/s/ Martin Velasco
Andrea Pfeifer, CEO	Martin Velasco, Chairman

The Participant: